CytoSorbents Reports Second Quarter 2025 Financial Results and Provides Business Update

PRINCETON, N.J., August 7, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today reported financial results for the second quarter ended June 30, 2025, and recent business highlights.

Second Quarter 2025 Financial Results

•	Revenue was $9.6 million, an increase of 9%, or 4% on a constant currency basis, compared to $8.8 million in Q2 2024, driven by 22% year-over-year and sequential sales growth in Germany.
•	Gross margin was 70.9% compared to 73.5% in Q2 2024.
•	Operating loss was $3.6 million, flat compared to Q2 2024.
•	Net income was $1.9 million or $0.03 per basic and diluted share, compared to a net loss of $4.3 million or $0.08 per basic and diluted share in Q2 2024.
•	Adjusted net loss was $3.7 million or $0.06 per basic and $0.05 per diluted share, compared to an adjusted net loss of $2.8 million, or $0.05 per basic and diluted share in Q2 2024.
•	Adjusted EBITDA loss was $2.6 million compared to a loss of $2.2 million in Q2 2024.
•
Total cash, cash equivalents, and restricted cash of $11.7 million at June 30, 2025, compared to $13.1 million as of March 31, 2025, which includes $1.7 million of proceeds received from the sale of its 2023 and amended 2022 Net Operating Loss and R&D tax credits from the Technology Business Tax Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority (NJEDA).

“Our performance in the second quarter was led by strong 22% year-over-year and sequential sales growth in Germany and continued strength in our other direct sales territories.  Distributor sales were among our best ever, second only to a record quarter for distributor sales in the prior year,” stated Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “We initiated a proactive reorganization of our German commercial team and sales approach in the first quarter following two years of flat growth in this important market which caused a temporary sales disruption in the first quarter.  With the second quarter behind us, we are pleased with our initial progress of our Germany reorganization and remain confident it will lead to stronger execution, improved performance, and more robust sales growth in our overall business this year and beyond.  Meanwhile, we are focused on driving growth in our key, high impact clinical applications, improving our gross margins, controlling costs and driving efficiencies to manage our core business to near breakeven as we exit 2025.”

DrugSorb™-ATR Updates

•
In July, the Company conducted an in-person appeal hearing with the U.S. FDA for supervisory review (administrative appeal) under 21 CFR 10.75 for its De Novo Request for DrugSorb™-ATR.  The appeal hearing included FDA senior leadership and review team, Company management, our FDA regulatory counsel, and our external cardiac surgery experts. The Company continues to believe that remaining deficiencies in its DeNovo application can be effectively resolved through this supervisory review process which is expected to be completed by the end of August 2025, and that a final regulatory decision can be achieved in 2025.

•
The Company continues to work with Health Canada after receipt of their Notice of Refusal in June.  As part of Health Canada’s prescribed reconsideration process, and after discussions with Health Canada, the Company has filed a Level 1 “Request for Reconsideration” and with agreement from the Medical Devices Directorate Bureau Director, will pursue the review following the completion of the Company’s review with the U.S. FDA.

•
In May 2025, Prof. Matthias Thielmann, STAR Registry investigator, received the “Best Oral Presentation Award” at the 73rd International Congress of the European Society for Cardiovascular and Endovascular Surgery for his presentation entitled, “Early CABG with Intraoperative Hemoadsorption in Patients on Ticagrelor: Real World Data from the International Safe and Timely Antithrombotic Removal (STAR) Registry” - underscoring the importance of our technology and these findings in the international community.

•
In May 2025, a new comparative real-world data analysis was presented at EuroPCR, highlighting the intraoperative use of our technology to significantly and safely reduce the severity of bleeding in urgent coronary artery bypass grafting (CABG) patients on the blood thinner, ticagrelor (Brilinta®, AstraZeneca) who had not completed the recommended drug washout period, reinforcing the clinical value of our therapy.

“Following our recent meeting with the FDA, we remain committed to working collaboratively with the agency to secure marketing authorization for DrugSorb-ATR, an FDA Breakthrough Designated Device,” said Dr. Chan.  “Meanwhile adoption of our blood thinner removal application continues to grow with an increasing number of heart centers around the world incorporating our technology as part of their standard care to reduce bleeding complications in patients on blood thinners undergoing cardiac surgery.  We remain confident in the strength of our DrugSorb-ATR market authorization requests with both FDA and Health Canada and believe that the remaining issues can be expeditiously and successfully addressed.”

Turning the Tide in Sepsis and Septic Shock with CytoSorb

Dr. Chan stated, “On September 10, 2025, we invite you to participate in our World Sepsis Day Global Webinar that is intended to spotlight the vital and evolving role of CytoSorb® in the treatment of sepsis and septic shock – among the deadliest challenges in critical care medicine today – and a major global growth opportunity for us.  This special presentation, which will feature physician-user guests discussing CytoSorb therapy best practices and its impact in the fight against sepsis, along with our recent press release on the topic, commemorates Sepsis Awareness Month and World Sepsis Day in September.”

Turning the Tide in Sepsis and Septic Shock:  Real World Insights with CytoSorb
Date:  Wednesday, September 10, 2025
Time:  11:00 AM EDT
Webinar registration required:   https://cyto.news/webinar-sepsis/sep10

“CytoSorbents has worked closely with clinicians and scientists for more than a decade to advance the treatment of sepsis and septic shock by complementing traditional antibiotics with the broad-spectrum, blood purification capability of CytoSorb®.  While antibiotics fight the infection, CytoSorb broadly targets the other key drivers of septic shock, including severe inflammation driven by cytokine storm and bacterial toxins, circulatory collapse, capillary leak, fluid overload, and organ failure.  We believe this dual approach, when combined with standard of care therapy, represents a paradigm shift in how to treat septic shock - emphasizing early, intensive, and sufficiently long CytoSorb treatment, much like the principles guiding effective antibiotic therapy.”

“This philosophy of treating the “Right Patient at the Right Time with the Right Dose” was highlighted in recent published, peer-reviewed septic shock studies, including:

•
The first CytoSorb septic shock meta-analysis from Steindl et al., from the well-respected Charité Berlin Hospital in Germany, showing a statistically significant reduction of mortality with CytoSorb, in the Journal of Clinical Medicine (2025)

•	A large retrospective 175 patient septic shock study from Berlot and team emphasizing high survival with early and intensive CytoSorb treatment, in the Journal of Intensive Care Medicine (2025), and

•
The positive clinical outcomes from the first 150 patients (58% had septic shock) enrolled in the international, prospective COSMOS (CytOSorb treatMent Of critically ill patientS) critical care registry, reported by Ferrer et al. in the Journal of Intensive Medicine (2025)

Backed by these and other robust peer-reviewed clinical and scientific data, CytoSorb is being used by physicians around the world to help turn the tide for patients with sepsis and septic shock by sequentially achieving the following key treatment goals:

1)	Break the vicious cycle of uncontrolled inflammation
2)	Reverse shock and restore oxygenated blood flow
3)	Promote the repair of leaky blood vessels
4)	Actively remove excessive fluid and reduce fluid overload in organs
5)	Prevent or treat multiple organ failure

Our World Sepsis Day Global Webinar on September 10, 2025 is intended to highlight the leadership role that CytoSorbents and its many collaborators have been playing to advance a new era in sepsis management.  We also invite you to follow our new septic shock blog series where we delve into greater detail on these points, found here.  Meanwhile, watch videos from healthcare providers from around the world who detail their first-hand experiences with CytoSorb in the treatment of septic shock and other critical illnesses in our “Voices Around the World” segment, found here.”

Second Quarter 2025 Earnings Conference Call

CytoSorbents’ management will host a live conference call, presentation webcast, and a question-and-answer session with the following information:

Date: Thursday August 7, 2025
Time: 4:30 PM EDT
North American toll-free: 1-800-836-8184
International toll: 1-646-357-8785
Live webcast link:  https://app.webinar.net/r8q0jNyG9lB
It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

An archived recording of the conference call will be available under the Investor Relations section of the Company’s website at https://ir.cytosorbents.com/

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense, and gain or loss of foreign exchange translation. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share which excludes non-cash stock compensation expense and gain or loss of foreign exchange translation from Net Loss and Net Loss Per Common Share, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.  For a reconciliation of non-GAAP financial measures to the most comparable GAAP measure, see the reconciliation included in the financial tables.  All non-GAAP adjustments are presented pre-tax.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with nearly 300,000 devices used cumulatively to date.  CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber.  Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure.  CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs.  It has received two FDA Breakthrough Device Designations:  one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures.  In September 2024, the Company submitted a De Novo Request to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. On April 25, 2025, the FDA issued a denial letter regarding the Company’s De Novo Request for DrugSorb-ATR, identifying remaining deficiencies that must be addressed before the De Novo Request can be granted, and the device can be authorized for commercialization in the U.S.  The Company believes these items can be most effectively and expeditiously resolved through the formal appeal process.  In July 2025, the Company attended an appeal hearing with the FDA for supervisory review (administrative appeal) under 21 CFR10.75.  The appeal hearing included FDA senior leadership and review team, Company management, our FDA regulatory counsel, and our external cardiac surgical experts. The Company continues to believe that remaining deficiencies in its DeNovo application can be effectively resolved through this supervisory review process which is expected to be completed by the end of August 2025, and that a final regulatory decision can be achieved in 2025.

In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada.  On June 26, 2025, Health Canada issued a Notice of Refusal of the Company’s Medical Device License application, identifying remaining deficiencies that must be addressed before the application may be granted and the device authorized for commercialization.  As part of Health Canada’s prescribed reconsideration process, and after discussions with Health Canada, the Company has filed a Level 1 “Request for Reconsideration” and with agreement from the Medical Devices Directorate Bureau Director, will pursue the review following the completion of the Company’s review with the U.S. FDA.

DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/  or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany, our ability to resolve deficiencies in the FDA denial letter and the Health Canada Notice of Refusal and/or successfully appeal the FDA’s and Health Canada’s decision, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer
305 College Road East
Princeton, NJ 08540
pmariani@cytosorbents.com

Investor Relations Contact:
Aman Patel, CFA & Adanna G. Alexander, PhD
ICR Healthcare
ir@cytosorbents.com

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,204	$3,280
Restricted cash, current	—	5,000
Grants and accounts receivable, net of allowances of $140 and $158 as of June 30, 2025 and December 31, 2024, respectively	7,743	7,320
Inventories	3,710	2,733
Prepaid expenses and other current assets	1,330	3,271
Total current assets	22,987	21,604

Property and equipment - net	8,466	9,002
Restricted cash	1,522	1,484
Right-of-use asset	11,223	11,511
Other assets	3,792	3,771
Total assets	$47,990	$47,372

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,394	$3,340
Accrued expenses and other current liabilities	5,953	6,032
Lease liability – current portion	495	453
Total current liabilities	9,842	9,825
Lease liability, net of current portion	12,185	12,444
Long-term debt	14,377	13,996
Total liabilities	36,404	36,265

Commitments and Contingencies

Stockholders’ equity
Preferred Stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common Stock, par value $0.001, 100,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 62,610,376 and 54,830,146 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	63	55
Additional paid-in capital	319,023	310,809
Accumulated other comprehensive income (loss)	(3,960)	4,252
Accumulated deficit	(303,540)	(304,009)
Total stockholders’ equity	11,586	11,107
Total liabilities and stockholders’ equity	$47,990	$47,372

See accompanying notes to condensed consolidated financial statements

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$9,617	$8,842	$18,344	$17,831
Cost of goods sold	2,803	$2,339	5,323	4,455
Gross profit	6,814	6,503	13,021	13,376

Operating expenses
Research and development, net of grant income	1,262	1,519	2,924	3,766
Selling, general and administrative	9,167	8,554	17,599	17,837
Total operating expenses	10,429	10,073	20,523	21,603
Loss from operations	(3,615)	(3,570)	(7,502)	(8,227)

Other income (expense)
Interest expense, net	(616)	(180)	(1,221)	(187)
Gain (loss) on foreign currency transactions	6,178	(544)	9,192	(1,970)
Total other income (expense), net	5,562	(724)	7,971	(2,157)

Net income (loss) attributable to common stockholders	$1,947	$(4,294)	$469	$(10,384)

Basic net income (loss) per common share	$0.03	$(0.08)	$0.01	$(0.19)

Diluted net income (loss) per common share	$0.03	$(0.08)	$0.01	$(0.19)

Weighted Average Shares of Common Stock Outstanding
Basic	62,608,598	54,306,041	61,675,447	54,284,416
Diluted	67,166,377	54,306,041	66,255,298	54,284,416

Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(5,476)	421	(8,212)	1,644
Comprehensive loss	$(3,529)	$(3,873)	$(7,743)	$(8,740)

See accompanying notes to condensed consolidated financial statements.

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
(in thousands, except share data)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income (Loss)	Deficit	Equity
Balance as of March 31, 2025 (unaudited)	62,529,466	$63	$318,452	$1,516	$(305,487)	$14,544
Stock-based compensation	80,910	—	571	—	—	571
Foreign translation adjustment	—	—	—	(5,476)	—	(5,476)
Net income	—	—	—	—	1,947	1,947
Balance at June 30, 2025 (unaudited)	62,610,376	$63	$319,023	$(3,960)	$(303,540)	$11,586

Balance at December 31, 2024	54,830,146	$55	$310,809	$4,252	$(304,009)	$11,107
Stock-based compensation	113,231	1	1,390	—	—	1,391
Issuance of common stock and warrants from rights offerings, net of fees incurred	6,249,791	6	5,386	—	—	5,392
Issuance of common stock from exercise of warrants	1,417,208	1	1,438	—	—	1,439
Foreign translation adjustment	—	—	—	(8,212)	—	(8,212)
Net income	—	—	—	—	469	469
Balance as of June 30, 2025 (unaudited)	62,610,376	$63	$319,023	$(3,960)	$(303,540)	$11,586

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income	Deficit	Equity
Balance as of March 31, 2024 (unaudited)	54,293,555	$54	$307,200	$1,752	$(289,380)	$19,626
Stock-based compensation	—	—	989	—	—	989
Warrants issued in connection with long-term debt	—	—	691	—	—	691
Foreign translation adjustment	—	—	—	421	—	421
Issuance of restricted stock options	12,860	—	(6)	—	—	(6)
Net loss	—	—	—	—	(4,294)	(4,294)
Balance at June 30, 2024 (unaudited)	54,306,415	$54	$308,874	$2,173	$(293,674)	$17,427

Balance at December 31, 2023	54,240,265	$54	$306,187	$529	$(283,290)	$23,480
Stock-based compensation	—	—	1,949	—	—	1,949
Warrants issued in connection with long-term debt	—	—	691	—	—	691
Foreign translation adjustment	—	—	—	1,644	—	1,644
Issuance of common stock offerings, net of fees	53,290	—	53	—	—	53
Issuance of restricted stock units	12,860	—	(6)	—	—	(6)
Net loss	—	—	—	—	(10,384)	(10,384)
Balance as of June 30, 2024 (unaudited)	54,306,415	$54	$308,874	$2,173	$(293,674)	$17,427

See accompanying notes to condensed consolidated financial statements

CYTOSORBENTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six	Six
	Months Ended	Months Ended
	June 30,	June 30,
	2025	2024
Cash flows from operating activities
Net income (loss) attributable to common stockholders	$469	$(10,384)
Adjustments to reconcile net income (loss) attributable to common stockholders to net cash used in operating activities:
Accrued final fee	—	111
Amortization of debt discount	381	—
Depreciation and amortization	773	798
Amortization of right-of-use asset	72	92
Write-off of patent cost	—	250
Write-off of inventory	253	—
Bad debt expense	9	29
Stock-based compensation	1,391	1,949
Foreign currency transaction (gains) losses	(9,192)	1,970
Changes in operating assets and liabilities
Grants and accounts receivable	257	(1,952)
Inventories	(925)	(1,030)
Prepaid expenses and other current assets	1,897	574
Other assets	—	1
Accounts payable and accrued expenses	(360)	(2,032)
Net cash used in operating activities	(4,975)	(9,624)

Cash flows from investing activities
Purchases of property and equipment	(39)	(63)
Payments for patent costs	(140)	(183)
Net cash used in investing activities	(179)	(246)
Cash flows from financing activities
Proceeds from long-term debt	—	15,000
Repayment of long-term debt	—	(5,000)
Payment of final fee	—	(150)
Payment of loan costs	—	(640)
Equity contributions - net of fees incurred	—	53
Proceeds from exercise of common stock warrants	1,439	—
Proceeds from rights offering, net of fees incurred	5,392	—
Net cash provided by financing activities	6,831	9,263
Effect of exchange rates on cash	285	(64)
Net change in cash, cash equivalents, and restricted cash	1,962	(671)

Cash, cash equivalents, and restricted cash at beginning of year	9,764	15,615
Cash, cash equivalents, and restricted cash – end of period	$11,726	$14,944

Supplemental disclosure of cash flow information
Cash paid for interest	$1,018	$538

Supplemental disclosure of non-cash financing activities
Warrants issued in connection with long-term debt	$556	$691

See accompanying notes to condensed consolidated financial statements.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(amounts, in thousands)
Net income (loss) attributable to common stockholders	$1,947	$(4,294)	$469	$(10,384)
Depreciation and amortization expense	$404	$401	$773	$798
Income tax expense (benefit)	$-	$-	$-	$-
Interest expense (income)	$616	$180	$1,221	$187
EBITDA – non-GAAP measure	$2,967	$(3,713)	$2,463	$(9,399)

Non-cash stock-based compensation expense	$571	$989	$1,391	$1,949
(Gain)/Loss on foreign currency transactions	(6,178)	544	(9,192)	1,970
Adjusted EBITDA – non-GAAP measure	$(2,640)	(2,180)	$(5,338)	$(5,480)

Net income (loss) attributable to common stockholders	$1,947	$(4,294)	$469	$(10,384)
Non-cash stock-based compensation expense	571	989	1,391	1,949
(Gain)/Loss on foreign currency transactions	$(6,178)	$544	$(9,192)	$1,970
Adjusted net income (loss) – non-GAAP measure	$(3,660)	$(2,761)	$(7,332)	$(6,465)
Weighted average common shares outstanding
Basic	62,608,598	54,306,041	61,675,447	54,284,416
Diluted	67,166,377	54,306,041	66,255,298	54,284,416
Basic net income (loss) per common share	$0.03	$(0.08)	$0.01	$(0.19)
Diluted net income (loss) per common share	$0.03	$(0.08)	$0.01	$(0.19)

Non-cash stock-based compensation expense - basic	$0.01	$0.02	$0.02	$0.04
Non-cash stock-based compensation expense - diluted	$0.01	$0.02	$0.02	$0.04
(Gain)/Loss on foreign currency transactions - basic	$(0.10)	$0.01	$(0.15)	$0.04
(Gain)/Loss on foreign currency transactions - diluted	$(0.09)	$0.01	$(0.14)	$0.04
Adjusted net income (loss) per common share – basic – non-GAAP measure	$(0.06)	$(0.05)	$(0.12)	$(0.12)
Adjusted net income (loss) per common share – diluted – non-GAAP measure	$(0.05)	$(0.05)	$(0.11)	$(0.12)